Exhibit 99.1

BioAtla Announces Clinical Collaboration with Bristol Myers Squibb to Study Mecbotamab Vedotin (BA3011) and Ozuriftamab Vedotin (BA3021) in Combination with Opdivo®(nivolumab) for Treatment of Solid Tumors

SAN DIEGO, CA – January 10, 2022 - BioAtla, Inc. (Nasdaq: BCAB), a global clinical-stage biotechnology company focused on the development of Conditionally Active Biologic (CAB) antibody therapeutics, today announced that it has entered into a clinical collaboration with Bristol Myers Squibb (NYSE: BMY) to investigate BioAtla’s two lead CAB-ADC candidates, BA3011 and BA3021, in combination with Bristol Myers Squibb’s anti-PD-1 therapy Opdivo® (nivolumab).

Under the terms of the agreement, BioAtla and Bristol Myers Squibb will collaborate on clinical trials of separate combination therapies using two of BioAtla’s Conditionally Active Biologic Antibody Drug Conjugates, BA3011 and BA3021, each in combination with Opdvio. BioAtla will serve as the study sponsor and will be responsible for costs associated with the trial execution. Bristol Myers Squibb will provide Opdivoclinical drug supply for the study.

BA3011 (CAB-AXL-ADC) and BA3021 (CAB-ROR2-ADC) are CAB antibody drug conjugates that target receptor tyrosine kinase AXL and ROR2, respectively. AXL and ROR2 are important targets as they are expressed in many solid tumors with higher frequency of expression observed in tumors previously treated with anti-PD-1 therapy. This, coupled with the therapeutic index advantages provided by BioAtla’s proprietary CAB technology, lends strong rationale for investigating BA3011 and BA3021 in combination with Opdivo.

“BioAtla is very pleased to enter into this collaboration with Bristol Myers Squibb. Identification of optimal combination regimens holds significant promise for cancer patients, and we look forward to expanding investigation of our CAB-ADCs in combination with Opdivo,” stated Jay M. Short, Ph.D., Chairman, Chief Executive Officer and co-founder of BioAtla, Inc.

“This collaboration supports our strategy to aggressively drive development of therapeutics in areas of high unmet medical need and underscores the potential broad applicability of our CAB-ADCs to provide benefit to many patients across a wide range of tumor types,” added Scott Smith, President of BioAtla.

Opdivo® is a trademark of Bristol-Myers Squibb Company.

About Mecbotamab Vedotin (BA3011)

BA3011, CAB-AXL-ADC, is a CAB antibody drug conjugate targeting the receptor tyrosine kinase AXL that is overexpressed across multiple different solid tumors. We are developing BA3011 as a potential therapeutic for multiple solid tumor types, including soft tissue and bone sarcoma, non-small cell lung cancer (NSCLC) and ovarian cancer, with other potential indications in the future. We are enrolling a potentially registration-enabling Phase 2 clinical trial (NCT03425279) of

BA3011 given as monotherapy or in combination with a PD-1 inhibitor in soft tissue and primary bone sarcoma patients 12 years and older that are high AXL tumor membrane expressors (AXL high). We also are conducting a Phase 2 study (NCT04681131) in AXL high NSCLC patients who have previously progressed on PD-1/L1, EGFR, or ALK inhibitor therapy. In addition, a multi-center investigator-initiated Phase 2 clinical trial of BA3011 in combination with a PD-1 inhibitor in patients with platinum-resistant ovarian cancer has been initiated in Canada and in the US (NCT04918186).

About Ozuriftamab Vedotin (BA3021)

BA3021, CAB-ROR2-ADC, is a conditionally and reversibly active antibody drug conjugate directed against ROR2, a receptor tyrosine kinase that is overexpressed across many different solid tumors including lung, head and neck, melanoma, and breast. We are developing BA3021 as a potential therapeutic for multiple solid tumor types, including NSCLC, melanoma, squamous cell cancer of the head and neck (SCCHN) and ovarian cancer. We are enrolling a Phase 2 trial (NCT03504488) of BA3021 monotherapy or in combination with a PD-1 inhibitor in patients with ROR2 high melanoma who have previously progressed on PD-1/L1 inhibitor and patients with ROR2 high NSCLC who have previously progressed on PD-1/L1, EGFR or ALK inhibitor therapy. A Phase 2 study in patients with ROR2 high SCCHN will be initiated in early 2022. In addition, a multi-center investigator-initiated Phase 2 clinical trial of BA3021 in combination with a PD-1 inhibitor in patients with platinum-resistant ovarian cancer has been initiated in Canada and in the US (NCT04918186).

About BioAtla, Inc.

BioAtla is a global clinical-stage biotechnology company with operations in San Diego, California, and in Beijing, China through our contractual relationship with BioDuro-Sundia, a provider of preclinical development services. Utilizing its proprietary Conditionally Active Biologics (CAB) technology, BioAtla develops novel, reversibly active monoclonal antibody and other protein therapeutic product candidates. CAB product candidates are designed to have more selective targeting, greater efficacy with lower toxicity, and more cost-efficient and predictable manufacturing than traditional antibodies. BioAtla has extensive and worldwide patent coverage for its CAB technology and products with more than 500 patents, more than 250 of which are issued. Broad patent coverage in all major markets include methods of making, screening and manufacturing CAB product candidates in a wide range of formats and composition of matter coverage for specific products. BioAtla has two first-in-class CAB programs currently in Phase 2 clinical testing in the United States, mecbotamab vedotin, BA3011, a novel conditionally active AXL-targeted antibody-drug conjugate (CAB-AXL-ADC), and ozuriftamab vedotin, BA3021, a novel conditionally active ROR2-targeted antibody-drug conjugate (CAB-ROR2-ADC). To learn more about BioAtla, Inc. visit www.bioatla.com.

Forward-looking statements

Statements in this press release contain “forward-looking statements” that are subject to substantial risks and uncertainties. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words. Examples of forward-looking statements include, among others, statements we make regarding our business plans and prospects, expectations about the sufficiency of our cash and cash equivalents, expected R&D and G&A expenses, the timing and success of our clinical trials and related data, and plans to advance development of several bispecific CAB candidates, including the timing of potential IND submissions. Forward-looking statements are based on BioAtla’s current expectations and are subject to inherent uncertainties, risks and assumptions, many of which are beyond our control, difficult to predict and could cause actual results to differ materially from what we expect. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, among others: potential delays in clinical and pre-clinical trials due to the global COVID-19 pandemic; other potential adverse impacts due to the global COVID-19 pandemic such as delays in regulatory review, manufacturing and supply chain interruptions, adverse effects on healthcare systems and disruption of the global economy; our dependence on the success of our CAB technology platform; our ability to enroll patients in our ongoing and future clinical trials; the success of our current and future collaborations with third parties; our reliance on third parties for the manufacture and supply of our product candidates for clinical trials; our reliance on third parties to conduct our clinical trials and some aspects of our research and preclinical testing; and those other risks and uncertainties described in the section titled “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 24, 2021 and in our Quarterly Reports on Form 10-Q filed with the SEC on May 12, 2021, August 13, 2021, and November 15, 2021 and other reports as filed with the SEC. Forward-looking statements contained in this press release are made as of this date, and BioAtla undertakes no duty to update such information except as required under applicable law.

Contact:
Richard Waldron

Chief Financial Officer

BioAtla, Inc.

rwaldron@bioatla.com

858.356.8945